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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-29711, No. 333-95255, No. 333-95259, No. 333-75732, No. 333-98107, No. 333-103682, No. 333-103684 and No. 333-125375) of Western Gas Resources, Inc. of our report dated March 14, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Denver, Colorado
March 14, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM